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                                                                  EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-04351, 333-64681 and 333-64683) of NOVA
Corporation of our report dated September 25, 1998, relating to the consolidated financial statements of PMT Services, Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of NOVA Corporation. We also consent to the incorporation by reference of our report dated September 25, 1998 related to the financial statement schedule for the year ended July 31, 1997.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Nashville, Tennessee
March 27, 2000